Exhibit 99.1

P R E S S     R E L E A S E

Autoliv announces pricing of private placement of long-term debt securities

(Stockholm, March 17, 2014) – – – Autoliv, Inc. today announced that the Company expects to issue $1.25 billion of long term debt securities. Autoliv first announced its intention to issue long term debt on February 19, 2014.

The offering is part of the Company’s previously communicated strategy of adjusting its capital structure. The Company currently intends to use the proceeds of the offering to refinance existing debt in light of scheduled maturities and for general corporate purposes.

Autoliv currently anticipates that the senior notes planned to be issued would have an average interest rate of 3.84%, and consist of:

$208 million of 5 year senior notes with an interest rate of 2.84%,

$275 million of 7 year senior notes with an interest rate of 3.51%,

$297 million of 10 year senior notes with an interest rate of 4.09%,

$285 million of 12 year senior notes with an interest rate of 4.24%, and

$185 million of 15 year senior notes with an interest rate of 4.44%.

Autoliv has received initial commitments from the expected purchasers of the notes. However the issuance of the notes is subject to execution of the definitive documentation and funding of the commitments, which is expected to take place during the second quarter of 2014.

Autoliv offered the notes principally to institutional investors in an offering made pursuant to the exemption from registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

The offering has not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act. The Company intends this notice to comply with Rule 135c of the Act and, accordingly, this notice does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th Floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46(0)8 58 72 06 23, Fax +46 (0)8 24 44 93	Tel +1 248 475 0427, Fax +1 801 625 6672
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com

P R E S S     R E L E A S E

Inquiries:

Thomas Jönsson, VP Corporate Communications:	+46 8 587 206 27

Ray Pekar, Director Investor Relations:	+1 248 475 0427

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements, including without limitation, Autoliv’s expected issuance of securities, including the expected principal amount, interest rate, issuance date and maturity date of such securities, as well as the use of proceeds thereof, are based upon our current expectations and various assumptions. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in global light vehicle production; fluctuation in vehicle production schedules for which the Company is a supplier, changes in our business and operations, changes in general industry and market conditions,our ability to agree to definitive documentation with investors, our ability to satisfy the closing conditions of the offering, the willingness of investors to complete the offering, changes in and the successful execution of our capacity alignment, restructuring and cost reduction initiatives discussed herein and the market reaction thereto; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies or divestiture of customer brands; unfavourable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; component shortages; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing negotiations with customers, our ability to be awarded new business; product liability, warranty and recall claims and other litigation and customer reactions thereto; higher expenses for our pension and other postretirement benefits; work stoppages or other labour issues; possible adverse results of pending or future litigation or infringement claims; negative impacts of antitrust investigations or other governmental investigations and associated litigation (including securities litigation) relating to the conduct of our business; tax assessments by governmental authorities and changes in our effective tax rate; dependence on key personnel; legislative or regulatory changes limiting our business; political conditions; dependence on and relationships with customers and suppliers; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th Floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46(0)8 58 72 06 23, Fax +46 (0)8 24 44 93	Tel +1 248 475 0427, Fax +1 801 625 6672
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com